EXHIBIT 99.5
APACHE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
     The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of oil and gas producing properties from BP p.l.c. (BP).
     The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if we had acquired the BP Properties on January 1, 2009. The unaudited pro forma condensed consolidated balance sheet is based on the assumption that the BP transaction occurred effective June 30, 2010.
     Subsequent to June 30, 2010, Apache purchased an additional 10 percent on the Yeso oil play in Eddy County, Mexico that had been subject to preferential rights held by BP. This additional interest is not included in the pro forma financial statements.
     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data should not be viewed as indicative of what the actual financial position or results of operations would have been had we completed the transaction on the dates referenced above, nor are they necessarily indicative of future results. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Apache’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q, as amended, for the six months ended June 30, 2010 and the Statement of Combined Revenues and Direct Operating Expenses included herein.
     The unaudited pro forma condensed consolidated financial statements were prepared based on the assumption that the following financing transactions occurred as of January 1, 2009, and June 30, 2010, for the pro forma condensed consolidated statements of operations, and pro forma condensed consolidated balance sheet, respectively:
•	Apache issued 26.5 million shares of common stock for aggregate consideration of $2.3 billion.

•	Apache issued 25.3 million depositary shares each representing a 1/20th interest in a share of Apache’s 6.00 percent Mandatory Convertible Preferred Stock, Series D for aggregate consideration of $1.2 billion.

•	Apache issued $1.5 billion principal amount of senior unsecured 5.1 percent notes maturing September 1, 2040.

APACHE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

	Apache	BP	Pro Forma		Apache
	Historical	Historical	Adjustments		Pro Forma
	(In thousands, except per common share data)

Revenues and Other	$8,614,826	$873,789	$—		$9,488,615

Operating Expenses
Depreciation, depletion and amortization	5,213,224	—	744,294	(a)	5,957,518
Asset retirement obligation accretion	104,815	—	5,458	(e)	110,273
Direct operating expenses [1]	2,384,275	338,335	—		2,722,610
General and administrative	343,883	—	37,680	(b)	381,563
Financing costs, net	242,238	—	(4,922	)(c)	237,316

	8,288,435	338,335	782,510		9,409,280

Income (Loss) Before Income Taxes	326,391	535,454	(782,510)		79,335
Provision for income taxes	610,789	—	(109,646	)(d)	501,143

Net Income (Loss)	(284,398)	535,454	(672,864)		(421,808)
Preferred dividend requirements	7,294	—	75,900	(f)	83,194

Income (Loss) Attributable to Common Stock	$(291,692)	$535,454	$(748,764)		$(505,002)

Net Income (Loss) per Common Share:
Basic	$(0.87)				$(1.39)
Diluted	$(0.87)				$(1.39)

Weighted average common shares outstanding	335,852		26,450	(g)	362,302

Diluted shares outstanding	335,852		26,450	(g)	362,302

1.	Direct operating expenses include lease operating expense and taxes other than income.
The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

APACHE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2010

	Apache	BP	Pro Forma		Apache
	Historical	Historical	Adjustments		Pro Forma
	(In thousands, except per common share data)

Revenues and Other	$5,645,161	$515,848	$—		$6,161,009

Operating Expenses
Depreciation, depletion and amortization	1,368,249	—	352,574	(a)	1,720,823
Asset retirement obligation	48,762	—	2,892	(e)	51,654
Direct operating expenses [1]	1,333,369	134,962	—		1,468,331
General and administrative	178,979	—	18,840	(b)	197,819
Financing costs, net	115,024	—	(1,694	)(c)	113,330

	3,044,383	134,962	372,612		3,551,957

Income (Loss) Before Income Taxes	2,600,778	380,886	(372,612)		2,609,052
Provision for income taxes	1,035,574	—	(22,111	)(d)	1,013,463

Net Income (Loss)	1,565,204	380,886	(350,501)		1,595,589
Preferred stock dividends	—	—	37,950	(f)	37,950

Income (Loss) Attributable to Common Stock	$1,565,204	$380,886	$(388,451)		$1,557,639

Net Income per Common Share:
Basic	$4.64				$4.28
Diluted	$4.61				$4.20

Weighted average common shares outstanding	337,273		26,450	(g)	363,723

Diluted shares outstanding	339,282		40,253	(g, h)	379,535

1.	Direct operating expenses include lease operating expense and taxes other than income.
The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

APACHE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2010

	Apache	Pro Forma		Apache
	Historical	Adjustments		Pro Forma
	(In thousands)
Assets
Current assets	$4,506,940	$(819,755	)(j)	$3,687,185
Property and equipment	53,017,083	6,489,267	(i)	59,506,350
Less: Accumulated DD&A	(27,893,628)	—		(27,893,628)
Other noncurrent assets	802,012	14,810	(c)	816,822

	$30,432,407	$5,684,322		$36,116,729

Liabilities and Shareholders’ Equity
Current liabilities	$2,202,835	$730,076	(i, j, k)	$2,932,911
Long-term debt	4,896,127	1,484,040	(c)	6,380,167
Deferred income tax liabilities	3,247,065	—		3,247,065
Other noncurrent liabilities	2,410,620	99,267	(j)	2,509,887

Total Liabilities	12,756,647	2,313,383		15,070,030

Preferred stock	—	1,227,050	(h)	1,227,050
Common stock	215,799	12,781	(g)	228,580
Other shareholders’ equity	17,459,961	2,131,108	(g, k)	19,591,069

Shareholders’ equity	17,675,760	3,370,939		21,046,699

	$30,432,407	$5,684,322		$36,116,729

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

APACHE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
1.	BASIS OF PRESENTATION
     The unaudited pro forma statement of operations for the year ended December 31, 2009, is based on the audited financial statements of Apache for the year ended December 31, 2009, the audited statement of combined revenues and direct operating expenses for the BP properties for the year ended December 31, 2009, and the adjustments and assumptions described below.
     The unaudited pro forma statement of operations for the six months ended June 30, 2010, and the unaudited pro forma balance sheet as of June 30, 2010, are based on the unaudited financial statements of Apache as of and for the six months ended June 30, 2010, the unaudited statement of combined revenues and direct operating expenses for the BP properties for the six months ended June 30, 2010, and the adjustments and assumptions described below.
2.	PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated financial statements:
a.	Adjustment to recognize incremental depreciation, depletion and amortization expense, using the units-of-production method, resulting from the purchase of the BP properties.

b.	Adjustment to recognize assumed increase in general and administrative expense as a result of the purchase of the BP properties.

c.	Adjustment to recognize issuance of $1.5 billion principal amount of senior unsecured 5.1 percent notes maturing September 1, 2040, associated deferred financing cost amortization and interest expense, net of amounts capitalized.

d.	Adjustment to recognize a pro forma income tax provision.

e.	Adjustment to recognize asset retirement obligation accretion on properties acquired.

f.	Adjustment to recognize additional dividends associated with the issuance of 6.00 percent Mandatory Convertible Preferred Stock. Proceeds were used to fund a portion of the purchase price.

g.	Adjustment to recognize the issuance of 26.5 million shares of Apache common stock to partially fund the acquisition.

h.	Adjustment to recognize the issuance of 25.3 million depositary shares each representing a 1/20th interest in a share of Apache’s 6.00 percent Mandatory Convertible Preferred Stock, Series D, issued to fund a portion of the purchase price.

i.	To record the purchase price for the BP properties, net of estimated purchase price adjustments.

j.	To record payment of cash consideration in the amount of $1.4 billion to fund the cash purchase price obligation, which included the use of commercial paper of $0.6 million

k.	To Record payments of an aggregate $128.7 million of estimated transaction fees primarily associated with the issuance of equity and debt to fund the purchase price.

APACHE CORPORATION AND SUBSIDIARIES
PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
(UNAUDITED)
3.	PROVED OIL AND NATURAL GAS RESERVES
     The following table sets forth certain unaudited pro forma information concerning Apache’s proved oil and gas reserves at December 31, 2009, giving effect to the BP transaction as if it had occurred on January 1, 2009. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Apache		BP		Apache Pro Forma
	Gas	Oil*	Gas	Oil*	Gas	Oil*
	MMcf	Mboe	MMcf	Mboe	MMcf	Mboe

Total Proved Reserves
December 31, 2008	7,917,025	1,081,144	1,398,518	90,082	9,315,543	1,171,226
Extension, discoveries and other additions	718,937	75,080	11,640	6,676	730,577	81,756
Purchases of minerals in-place	47,817	13,023	—	—	47,817	13,023
Revisions of previous estimates	(245,781)	3,921	134,807	1,883	(110,974)	5,804
Production	(641,967)	(105,920)	(129,559)	(9,146)	(771,526)	(115,066)

December 31, 2009	7,796,031	1,067,248	1,415,406	89,495	9,211,437	1,156,743

Proved developed reserves
December 31, 2008	5,678,727	777,092	996,658	82,323	6,675,385	859,415

December 31, 2009	5,237,265	762,688	940,579	81,468	6,177,844	844,156

*	Oil includes NGLs and Condensate

APACHE CORPORATION AND SUBSIDIARIES
PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
(UNAUDITED)
4.	FUTURE NET CASH FLOWS
     The following table sets forth unaudited pro forma information concerning the discounted future net cash flows from proved oil and gas reserves of Apache as of December 31, 2009, net of income tax expense, and giving effect to the acquisition of the BP properties as if it had occurred on January 1, 2009. Income tax expense has been computed using assumptions relating to the future tax rates and the permanent differences and credits under the tax laws relating to oil and gas activities at December 31, 2009. Cash flows relating to the BP properties are based on Apache’s evaluation of reserves and on information provided by BP. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value. Reference is made to Apache’s financial statements for the fiscal year ended December 31, 2009, and the Statement of Combined Revenues and Direct Operating Expenses included herein, for a discussion of the assumptions used in preparing the information presented.

			Pro Forma	Apache
	Apache	BP	Adjustments [1]	Pro Forma
	(In thousands)
Cash inflows	$84,865,872	$8,715,534	$—	$93,581,406
Production costs	(28,656,208)	(4,373,659)	—	(33,029,867)
Development costs	(9,370,878)	(1,075,982)	—	(10,446,860)
Income tax expense	(13,090,844)	—	(127,569)	(13,218,413)

Net cash flows	33,747,942	3,265,893	(127,569)	36,886,266
10% discount rate	(15,996,804)	(1,530,471)	41,372	(17,485,903)

Discounted future net cash flows	$17,751,138	$1,735,422	$(86,197)	$19,400,363

     The following table sets forth the principal sources of change in discounted future net cash flows:

			Pro Forma	Apache
	Apache	BP [2]	Adjustments [1]	Pro Forma
	(In thousands)

Sales, net of production costs	$(5,942,648)	$(535,455)	$—	$(6,478,103)
Net change in prices and production costs	7,650,194	(423,338)	—	7,226,856
Discoveries and improved recovery, net of related costs	1,717,720	—	—	1,717,720
Change in future development costs	1,238,102	541,639	—	1,779,741
Revisions of quantities	(1,257,800)	131,057	—	(1,126,743)
Purchases of minerals in-place	529,713	—	—	529,713
Accretion of discount	1,053,791	179,457	—	1,233,248
Change in income taxes	822,732	—	(86,197)	736,535
Sales of properties	—	—	—	—
Change in production rates and other	(1,008,498)	—	—	(1,008,498)

	$4,803,306	$(106,640)	$(86,197)	$4,610,469

1.	Pro forma adjustments include adjusted income tax expense on properties acquired.

2.	Certain amounts reclassified to conform to Apache’s presentation.